UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

SCHOLASTIC CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-19860

DELAWARE	13-3385513
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

557 BROADWAY

NEW YORK, NY 10012

(Address of principal executive offices, including zip code)

(212) 343-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective October 25, 2011, the registrant entered into an amendment (hereafter Amendment No. 2) to the Credit Agreement, dated as of June 1, 2007, as amended, among the registrant and Scholastic Inc., as borrowers, the Initial Lenders named therein, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Bank of America Securities LLC, as joint arrangers and joint bookrunners, which Credit Agreement was filed as an exhibit to registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on July 30, 2007. Amendment No. 2 serves to, among other things, (i) extend the maturity of the $325 million Revolving Credit Facility tranche of the Credit Agreement to June 1, 2014 from June 1, 2012 and, to the extent not previously repaid, require the payment of all unpaid Term Loan Advances on the effective date and (ii) modify the pricing under the Revolving Credit Facility, determined by reference to the Consolidated Debt Ratio (as defined), as follows:

Consolidated Debt Ratio	Eurodollar Spread	Base Rate Spread	Facility Fee Rate
Level 1 Less than 0.20 to 1.0	1.175%	0.175%	0.20%
Level 2 Greater than or equal to 0.20 to 1.0 but less than 0.30 to 1.0	1.25%	0.25%	0.25%
Level 3 Greater than or equal to 0.30 to 1.0 but less than 0.40 to 1.0	1.325%	0.325%	0.30%
Level 4 Greater than or equal to 0.40 to 1.0 but less than 0.50 to 1.0	1.40%	0.40%	0.35%
Level 5 Greater than or equal to 0.50 to 1.0	1.60%	0.60%	0.40%

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 27, 2011	By:	/s/ Maureen O’Connell
Name: Maureen O’Connell
Title: Executive Vice President, Chief Administrative Officer and Chief Financial Officer